Exhibit 99.1

Abacus Global Management Announces Successful Warrant Exchange Offer

ORLANDO, Fla., July 30, 2025 (GLOBE NEWSWIRE) – Abacus Global Management, Inc. (NASDAQ: ABL) (“Abacus” or the “Company”), a leader in the alternative asset management space, today announced the expiration and results of its previously announced exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its (i) outstanding public warrants (the “public warrants”) and (ii) outstanding private placement warrants (the “private placement warrants” and, together with the public warrants, the “warrants”) to purchase shares of common stock, par value $0.0001 per share, of the Company (“common stock”). The Offer and Consent Solicitation expired at 11:59 p.m., Eastern Time, on July 29, 2025.

The Company has been advised that 18,188,277 warrants (including 500 warrants tendered through guaranteed delivery), or approximately 88% of the outstanding warrants, were validly tendered and not validly withdrawn prior to the expiration of the Offer and Consent Solicitation. The Company expects to accept all validly tendered warrants for exchange and settlement on or before July 30, 2025. In addition, pursuant to the Consent Solicitation, the Company received the approval of parties representing approximately 83% of the outstanding public warrants and approximately 94% of the outstanding private placement warrants to amend the warrant agreement that governs the warrants (such amendment, the “Warrant Amendment”), which exceeds the threshold of 50% of the outstanding public warrants required to effect the Warrant Amendment. Accordingly, the Company and Continental Stock Transfer & Trust Company entered into the Warrant Amendment, dated July 30, 2025, and the Company expects to exercise its right, in accordance with the terms of the Warrant Amendment, to exchange each warrant that is outstanding upon the closing of the Offer for 0.207 shares of common stock per warrant, which is a ratio 10% less than the exchange ratio applicable to the Offer.

The Company engaged SG Americas Securities, LLC as the dealer manager for the Offer and Consent Solicitation, D.F. King & Co., Inc. as the information agent for the Offer and Consent Solicitation, and Continental Stock Transfer & Trust Company served as the exchange agent for the Offer and Consent Solicitation.

No Offer or Solicitation

This announcement is for informational purposes only and shall not constitute an offer to purchase or a solicitation of an offer to sell the warrants or an offer to sell or a solicitation of an offer to buy any shares of common stock in any state in which such offer, solicitation, or sale would be unlawful before registration or qualification under the laws of any such state. The Offer and Consent Solicitation were made only through, and pursuant to the terms and conditions set forth in, the Company’s Schedule TO, prospectus/offer to exchange, and related letter of transmittal, and the complete terms and conditions of the Offer and Consent Solicitation are set forth in the Schedule TO, prospectus/offer to exchange, and related letter of transmittal.

A registration statement on Form S-4 filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) registering the common stock issuable in the Offer and the Post-Offer Exchange was declared effective by the SEC on July 28, 2025.

About Abacus

Abacus Global Management (NASDAQ: ABL) is a leading financial services company specializing in alternative asset management, data-driven wealth solutions, technology innovations, and institutional services. With a focus on longevity-based assets and personalized financial planning, Abacus leverages proprietary data analytics and decades of industry expertise to deliver innovative solutions that optimize financial outcomes for individuals and institutions worldwide.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this press release (and oral statements made regarding the subjects of this press release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Abacus. Forward-looking information includes but is not limited to statements regarding: Abacus’s financial and operational outlook; Abacus’s operational and financial strategies, including planned growth initiatives and the benefits thereof, Abacus’s ability to successfully effect those strategies, and the expected results therefrom. These forward-looking statements generally are identified by the words “believe,” “project,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” “prospects,” “will,” “would,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

While Abacus believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: the fact that Abacus’s loss reserves are bases on estimates and may be inadequate to cover its actual losses; the failure to properly price Abacus’s insurance policies; the geographic concentration of Abacus’s business; the cyclical nature of Abacus’s industry; the impact of regulation on Abacus’s business; the effects of competition on Abacus’s business; the failure of Abacus’s relationships with independent agencies; the failure to meet Abacus’s investment objectives; the inability to raise capital on favorable terms or at all; the effects of acts of terrorism; and the effectiveness of Abacus’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties set forth in documents filed by Abacus with the U.S. Securities and Exchange Commission from time to time, including the Registration Statement on Form S-4/A, filed July 15, 2025, the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and subsequent periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Abacus cautions you not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Abacus assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Abacus does not give any assurance that it will achieve its expectations.

Contacts:

Investor Relations
Robert F. Phillips – SVP Investor Relations and Corporate Affairs rob@abacusgm.com
(321) 290-1198

David Jackson – Director of IR/Capital Markets david@abacusgm.com
(321) 299-0716

Abacus Global Management Public Relations
press@abacusgm.com